Exhibit 99.1

March 28, 2017 00:09 UTC

3PEA Reports Fourth Quarter and Full Year 2016 Financial Results

2016 Revenue Up 28% to $10.4M; Drives Net Income of $1.4M and Diluted EPS of $0.03

HENDERSON, Nev. - (BUSINESS WIRE) - 3PEA International, Inc. (OTCQB:TPNL), a vertically integrated provider of innovative prepaid card programs and processing services for corporate, consumer and government applications, reported financial results for the fourth quarter and full year ended December 31, 2016.

2016 Financial Highlights vs. 2015

•	Revenues increased 28% to a record $10.4 million.

•	Gross profit increased to $5.2 million, or 50% of total revenue, compared to $4.1 million, or 50% of total revenue in 2016.

•	Net income increased to $1.4 million, or $0.03 per diluted share, compared to a (loss) of ($2.4 million), or $(0.06) per share, an increase of $3.6 million, or $0.09 per diluted share.

•	Surpassed 1,000,000 PaySign Cardholders.

Management Commentary

“In 2016 the Company achieved our goals to increase revenue, reduce expenses and return to profitability,” said Mark Newcomer, Chief Executive Officer, 3PEA International. “We are executing on our strategy focused on expanding the PaySign cardholder base and we are just beginning to see our efforts translate into strong financial results. In 2016, there were over 1,000,000 people utilizing PaySign cards nationwide. As we enter 2017, we continue to have a robust sales pipeline in both new and existing markets, and expect our growth rate to accelerate in 2017 as we continue to increase the number of PaySign cardholders.”

“2016 was a breakthrough year for 3PEA,” said Brian Polan, Chief Financial Officer, 3PEA International. “The Company successfully reduced its operating expenses, increased its cash flow from operations, and in 2017, has paid the remaining balances on notes and settlement payable rendering the Company debt free.”

Q4 2016 Financial Results

Total revenues in the fourth quarter of 2016 increased 41% to $3,047,132 from $2,164,376 in the same quarter of 2015. The increase is primarily due to the increase in PaySign cardholders as well as an increase in the number of card products in the Company’s portfolio.

Gross profit in the fourth quarter of 2016 increased to $1,531,976, compared to $1,099,733 in the year-ago quarter.

Total operating expenses in the fourth quarter of 2016 were $1,020,166 compared to $1,020,382 in the year-ago quarter.

Net income in the fourth quarter of 2016 was $502,751, or $0.01 per diluted share, compared to net income of $68,539 or $0.00 per diluted share in the year-ago quarter.

2016 Financial Results

Total revenues in 2016 increased 28% to $10.4 million compared to $8.1 million in 2015. The increase in revenue was primarily due to an increase in the number of cardholders utilizing our PaySign cards. The Company expects our revenue growth rate to accelerate in 2017 when compared to 2016.

Gross profit in 2016 increased to $5.2 million, or 50% of total revenues, compared to $4.1 million, or 50% of total revenues in 2015. The Company expects gross profit margins will remain relatively stable for 2017.

1

Total operating expenses in 2016 were $3.9 million compared to $4.1 million in 2015. The decrease was primarily due to a reduction in selling, general and administrative expenses which was partially offset by an increase in depreciation and amortization.

Net income in 2016 was $1.4 million, or $0.03 per diluted share, compared to a (loss) of $(2.4 million), or $(0.06) per share in 2015, reflecting an increase of $3.6 million, or $0.09 per diluted share.

Shareholder Update

Currently, our revenues are growing at an accelerated rate when compared to 2016. For 2017, the Company expects revenue growth rates to exceed 2016’s revenue growth rate of 28%, and expects gross margins to remain relatively stable as compared to 2016. As of December 31, 2016, the Company had over 1,000,000 PaySign Cardholders participating in 120 card products and continues to increase the number of card products in its portfolio. In recent months, the company’s focus on debt reduction has resulted in the elimination of all debt associated with notes payable and legal settlement payable and the Company is currently debt free.

About 3PEA International

3PEA International (OTCQB:TPNL) is an experienced and trusted prepaid debit card payment solutions provider as well as an integrated payment processor. Through its PaySign brand, 3PEA designs and develops payment solutions, prepaid card programs, and customized payment services. 3PEA’s corporate incentive prepaid cards are changing the way corporations reward, motivate, and engage their current and potential customers, employees, and agents. 3PEA’s customizable prepaid solutions offer significant cost savings while improving brand recognition and customer loyalty.

3PEA’s customers include healthcare companies, major pharmaceutical companies, large multinationals, prestigious universities, and social media companies. PaySign is a registered trademark of 3PEA Technologies, Inc. in the United States and other countries. For more information visit us at www.3pea.com or follow us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There is no assurance that such statements will prove to be accurate, and actual results and future events could differ materially. 3PEA undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

2

3PEA INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2016 AND DECEMBER 31, 2015

(AUDITED)

	December 31, 2016	December 31, 2015
ASSETS

Current assets
Cash	$1,631,943	$1,389,494
Cash Restricted	10,002,505	7,063,945
Accounts Receivable	110,269	16,742
Prepaid Expenses and other assets	270,634	254,225
Total current assets	12,015,351	8,724,406

Fixed assets, net	300,761	271,967

Intangible and other assets
Deposits	5,551	3,551
Intangible assets, net	1,550,044	1,264,151

Total assets	$13,871,707	$10,264,075

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$765,596	$465,318
Customer card funding	10,002,505	7,063,945
Legal settlement payable – current portion	254,900	915,475
Stocks payable - related parties	71,586	125,987
Notes payable - related parties	–	–
Notes payable	124,168	174,098
Total current liabilities	11,218,755	8,744,823

Long-term liabilities
Notes Payable	27,892	–
Legal settlement payable - long-term portion	–	339,183
Total long-term liabilities	27,892	339,183

Total liabilities	11,246,647	9,084,006

Stockholders' equity
Common stock; $0.001 par value; 150,000,000 shares authorized, 43,185,765 and 42,510,765 issued and outstanding at December 31, 2016 and December 31, 2015	43,186	42,511
Additional paid-in capital	6,726,173	6,579,508
Treasury stock at cost, 303,450 shares	(150,000)	(150,000)
Accumulated deficit	(3,799,613)	(5,200,412)
Total 3PEA International, Inc.'s stockholders' equity	2,819,746	1,271,607
Noncontrolling interest	(194,686)	(91,538)
Total stockholders' equity	2,625,060	1,180,069

Total liabilities and stockholders' equity	$13,871,707	$10,264,075

See accompanying notes to financial statements.

F-3

3PEA INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015 (AUDITED)

	For the twelve months ended December 31,
	2016	2015
Revenues	$10,416,672	$8,107,541

Cost of revenues	5,197,370	4,019,514

Gross profit	5,219,302	4,088,027

Operating expenses
Depreciation and amortization	572,320	362,712
Selling, general and administrative	3,288,373	3,734,187

Total operating expenses	3,860,693	4,096,899

Income (loss) from operations	1,358,609	(8,872)

Other income (expense)
Gain on debt extinguishment	–	11,337
Other income (expenses)	16,149	(6,359)
Legal settlement	–	(2,500,000)
Interest expense	(77,107)	(45,683)
Total other income (expense)	(60,958)	(2,540,705)

Income (loss) before provision for income taxes and noncontrolling interest	1,297,651	(2,549,577)

Provision for income taxes	–	–

Net income (loss) before noncontrolling interest	1,297,651	(2,549,577)

Net (income) loss attributable to the noncontrolling interest	103,148	139,240

Net income (loss) attributable to 3PEA International, Inc.	$1,400,799	$(2,410,337)

Net income (loss) per common share - basic	$0.03	$(0.06)
Net income (loss) per common share – fully diluted	$0.03	–

Weighted average common shares outstanding - basic	42,875,519	39,641,175
Weighted average common shares outstanding - fully diluted	43,867,228	–

Contacts

3PEA International, Inc.

Brian Polan, 1-702-749-7234

Chief Financial Officer

bpolan@3pea.com

www.3pea.com

Source: 3PEA International, Inc.

View this news release online at: http://www.businesswire.com/news/home/20170327006314/en

4